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                                                                   Exhibit 10.13

                               SECURITY AGREEMENT

                Inventory, Accounts, Equipment and Other Property

/ / United States Trust Company               /X/ USTrust
    30/40 Court Street, Boston, MA 02108      141 Portland Street, Cambridge, MA 02139

                                              May 1, 1996

Implant Sciences Corporation, 107 Audubon Road, Wakefield, Massachusetts 01880-1246, a corporation under the laws of Massachusetts (hereinafter, the "Borrower"), and the Bank checked above (hereinafter, the "Bank") make this agreement in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

ARTICLE I.  GRANT OF SECURITY INTEREST

         1.1 To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Borrower's Liabilities (as the term is defined herein) to the Bank, Borrower hereby grants to the Bank a continuing security interest in and to, and assigns to the Bank, the following, and each item thereof, whether now owned or now due, or in which the borrower has an interest or hereafter, at any time in the future, acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products,proceeds, substitutions, and accession of or to any of the following (all of which, together with anyother property in which the Bank may in the future be granted a security interest pursuant hereto, is referred to hereinafter as the "Collateral"):

                  (a)      All Accounts and Accounts Receivable;

                  (b)      All Inventory;

                  (c)      All Contract Rights;

                  (d)      All General Intangibles;

                  (e)      All Equipment;

                  (f)      All Farm Products;

                  (g)      All Goods;

                  (h)      All Chattel Paper;

                  (i)      All Fixtures;


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                  (j) All books, records, and information relating to the
Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information and all property in which such books, records, and information are stored, recorded, and maintained;

                  (k) All Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, money, cash, or other property;

                  (l) All federal, state, and local tax refunds and/or abatements to which the Borrower is, or becomes entitled, no matter how or when arising, including, but not limited to any carryback tax refunds;

                  (m) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates, arise out of any of the foregoing (a through l), or otherwise;

                  (n) All liens, guarantees, rights, remedies, and privileges pertaining to any of the foregoing (a through m) including the right of stoppage in transit.

         1.2 The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Bank and shall continue in full force and effect applicable to all Liabilities and to any future advances made by the Bank to or on behalf of the Borrower until this Agreement is specifically terminated in writing by a duly authorized officer of the Bank.

         1.3 "Proceeds" include, without limitation, "Proceeds" as defined in the Uniform Commercial Code as adopted in Massachusetts (hereinafter, the "UCC") and also, insurance proceeds and each type of property described in Sections 1.1(a) through and including 1-1(n).

         1.4 Any exceptions to the security interest granted the Bank herein are described in SCHEDULE A, annexed hereto.

ARTICLE 2.  CERTAIN DEFINITIONS

         As herein used, the following terms have the following meanings.

         2.1 "Liability" and "Liabilities" include, without limitation, any and all liabilities, debts, and obligations of the Borrower to the Bank and any and all liabilities, debts, and obligations of every endorser, guarantor, and surety of the Borrower to the Bank, each of every kind, nature and description now existing or hereafter arising, whether under this Agreement or otherwise. "Liabilities" also includes, without limitation, each obligation to repay all loans, advances, indebtedness, notes, obligations, overdrafts, and amounts now or hereafter at any time owing by the Borrower to the Bank (including all future advances or the like, whether or not given pursuant to a commitment by the
Bank), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Bank may hold as against the Borrower. "Liabilities" also includes, without limitation, all notes and other obligations of the Borrower now

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or hereafter assigned to or held by the Bank, each of every kind, nature and description. "Liabilities" also includes, without limitation, all interest and other amounts which may be charged to the Borrower and/or which may be due from the Borrower to the Bank from time to time: all fees and charges in connection with any account maintained by the Borrower with the Bank or any service rendered by the Bank; and all costs and expenses incurred or paid by the Bank in respect of this and any other agreement between the Borrower and the Bank or instrument or document furnished by the Borrower to the Bank (including, without limitation Costs of Collection, attorneys' reasonable fees, and all court and litigation cost and expenses). "Liabilities" also includes, without limitation, any and all obligations of the Borrower to act to refrain from acting in accordance with the terms, provisions, and covenants of this Agreement and of any other agreement between the Borrower and the Bank or instrument or document furnished by the Borrower to the Bank. As used herein, the term "indirect" includes, without limitation, all obligations and liabilities which the Bank may incur or become liable for, on account of, or as a result of any transactions between the Bank and the Borrower including, without limitation, any which may arise out of any Letter of Credit or acceptance, or similar instrument issued or obligation incurred by the Bank for the Account of the Borrower, any which may arise out of any action brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities of the Borrower, or by any other person in connection with the Liabilities, and any obligation of the Borrower which may arise as endorser or guarantor of any * party, or as obligor to any third party which obligation has been endorsed, participated or assigned to the Bank. The term "indirect" also refers to any direct or contingent liabilities of the Borrower to make payment towards any obligation held by the Bank, including, without limitation, on account of any industrial revenue bond) to the extent so held by the Bank. The Bank's books and records shall be prima facie evidence of the Borrower's indebtedness to the Bank.

         2.2 "Costs of Collection" includes, without limitation, all attorneys' reasonable fees and out-of-pocket expenses incurred by the Bank's attorneys, and all costs incurred by the Bank in the administration of the Liabilities, this Agreement, and all other instruments and agreements executed in connection with or relating to the Liabilities including, without limitation, costs and expenses associated with travel on behalf of the Bank. Costs of Collection also includes, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Bank's attorneys and all costs and expenses incurred by the Bank, including, without limitation, costs and expenses associated with travel on behalf of the Bank, which costs and expenses are directly or indirectly related to or in respect of the Bank's efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities and/or the Bank's Rights and Remedies or any of the Bank's Rights and Remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be to the Liabilities of the Borrower to the Bank, as if such had been lent, advanced, and credited by the Bank to, or for the benefit of, the Borrower.

         2.3 "Accounts" and "Accounts Receivable" include, without limitation, "Accounts" as defined in the UCC and also all accounts, accounts receivable, notes, drafts, acceptances, and other forms of obligation and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance, all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit, all reclaimed, returned, rejected, or repossessed Inventory, (if any) the sale of which gave rise to any Account.

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         2.4      "Inventory" includes, without limitation, "inventory" as
defined in the UCC and also all goods, wares, merchandise, raw materials, work in process, finished goods, and all packaging, advertising, shipping materials, and documents related to any of the foregoing and all labels , and other devices, names, or marks affixed or to be affixed thereto for identifying or selling the same, and other personal property of every description held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business, and all goods of and said description which are in transit, and all returned, repossessed and rejected goods of said description, and all such goods of said description which are detained from or rejected for entry into the United States, and all documents (whether or not negotiable) which represent any of the foregoing.

         2.5 "Contract Rights" includes, without limitation, "contract rights" as now or formerly outlined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

         2.6 "General Intangibles" includes, without limitation, "general intangibles" as defined in the UCC, and also all rights to payment for credit extended, deposits, amounts due to the Borrower, credit memoranda in favor of the Borrower, warranty claims, all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts, records, customer lists, goodwill, causes of action, judgements, payments under any settlement or other agreement, literary rights, rights to performance, royalties, licence fees, franchise fees, rights of admission, licenses, franchises, permits, certificates of convenience and necessity, and similar rights granted by any governmental authority, copyrights, trade marks, trade names, service marks, patents, patent applications, patents pending, and other intellectual property, developmental ideas and concepts, proprietary processes, blueprints, drawings, designs, diagrams, plans, reports, charts, catalogues, manuals, technical data, computer programs, computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data, proposals, costs estimates, and other reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

         2.7 The term "Related Entity" refers to any corporation, trust, partnership, joint venture, or other enterprise which is a parent, brother-sister, subsidiary, or affiliate of the Borrower or could have such enterprise tax returns or financial statements consolidated with the Borrower's, or could be a member of the same controlled group of corporations (within the meaning of Section 1563 of the Internal Revenue Code of 1954) of which the Borrower is a member.

         2.8 "Equipment" includes, without limitation, "equipment" as described in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, store fixtures, furniture, and other goods, property, and assets which are used and or were purchased for use in the operation or furtherance of the Borrower's business.



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         2.9      "Farm Products", "Goods", "Chattel Paper", "Instruments",
"Documents of Title", "Documents", "Securities", "Fixtures" and "Account Debtors" each has the same meaning respectively given that term in the UCC.

         2.10 "Receivables collateral" refer to that portion of the collateral which consists of the Borrower's Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, documents of Title, Documents, Securities, letters of credit, and bankers acceptances, and any rights to payment now held or in which the Borrower has an interest or hereafter acquired, or in which the Borrower obtains an interest.

ARTICLE 3.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1 The Borrower shall pay when due (or on demand if so payable) and promptly, punctually, and faithfully shall perform each Liability.

         3.2 (a) This section applies if the Borrower has advised the Bank that the Borrower is a corporation. The Borrower presently is and shall hereafter remain in good standing as a corporation in that State indicated in the Preamble of this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary. The execution and delivery of this Agreement and of any other instruments or documents executed in connection herewith constitute representations by the individual signing this Agreement and said instruments, or documents and by the Borrower that such execution and delivery have received all corporation authorization as may be necessary to permit such execution and delivery to, and that they do bind the Borrower.

              (b) Each Related Entity listed on EXHIBIT B, annexed hereto. The Borrower shall provide the Bank with prior written notice of any entity's becoming or ceasing to be a Related Entity.

         3.3 This section applies if the Borrower has advised the Bank that the Borrower is a partnership. The names and addresses of all partners of the Borrower are set forth on EXHIBIT B, annexed hereto. The execution and delivery of this Agreement and of any other instruments executed in connection herewith constitute representations by the individual signing this Agreement and said instruments and by the Borrower that such execution and delivery are made with the authorization of the general partners of the Borrower, and, to the extent required, the limited partners of the Borrower, and that they do bind the Borrower and any successor to the Borrower. The Borrower shall provide the Bank with prior written notice of the admission or withdrawal of any partner to or from the Borrower.

         3.4(a)   EXHIBIT C annexed hereto, constitutes a listing of:

                  (i) all trade names and trade styles under which the Borrower presently conducts its business

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                  (ii)     all legal names and legal statuses such as a
                           corporation or partnership under which the Borrower ever conducted its business.

                  (iii) all entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

                  (b) Except upon not less than twenty-one (21) days prior written notice given the Bank, the Borrower will not undertake or commit to undertake any action such that the results that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT C.

         3.5 The Borrower is, and hereafter remain, the owner of the Collateral free and clear of all liens, encumbrances, attachments, security interests, purchase money, security interest, mortgages, and charges with the exception of (a) the security interest created herein, and the security interest and other encumbrances (if any) listed on EXHIBIT D, annexed hereto, the Borrower does not presently, and shall not hereafter have possession of any property on consignment. The Borrower shall timely pay all of the Borrower's indebtedness, mortgages, liens, other encumbrances which are secured by the security interest which is superior to that granted the Bank herein.

         3.6 The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at, and have never been kept or maintained at any location other than, the principal executive offices of Borrower stated above, and at those locations which are listed on EXHIBIT F, annexed hereto which EXHIBIT includes all service bureaus with which any such records are maintained. Except to accomplish sales of Inventory in ordinary course of business and to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles). The Collateral will not be removed from said principal executive offices or those locations listed on EXHIBIT E at which Collateral is presently located.

         3.7 There is not presently pending or threatened by or against the Borrower nor shall there be pending or threatened in the future any suit, action, proceeding, or investigation which if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted.

         3.8 (a) The Borrower shall accord the Bank and the Bank's representatives with access from time to time as the Bank and such representatives may require to all properties owned by or over which the Borrower has control. The Bank, and the Bank's representatives, shall have the right, and the Borrower will permit the Bank and such representatives from time to time as the Bank and such representatives may request to examine, inspect, copy, and make extracts from any and all of the Collateral, and any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make available to the Bank any copying facilities which the Borrower has.

             (b) The Borrower hereby authorizes the Bank and the Bank's representatives to inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise to use any and all computer or electronically stored information or data which relates to the


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Borrower, which information or data is in the possession of the Borrower or any services bureau, contractor, or other person, and directs any such services bureau, contractor, or other person fully to cooperate with the Bank and the Bank's representatives with respect thereto.

             (c) The Borrower authorizes the Bank to verify the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the borrower's Account Debtors or on any notice relative to the verification of the Collateral.

        3.9 The Borrower shall provide the Bank with such information concerning the borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition as the Bank may request from time to time as more particularly provided in the Loan Agreement of even date between the Borrower and the Bank. All financial information so provided the Bank by the Borrower shall be prepared in accordance with generally accepted accounting principles applied consistently in the preparation thereof and with prior periods and shall fairly reflect the matters described therein.

         3.10 Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such forms, for such periods, and written by such companies as may be satisfactory to the Bank. All such insurance shall provide for a minimum of twenty (20) days written notice of cancellation to the Bank and all such insurance which covers the Collateral shall include such endorsement in favor of the Bank as the Bank may specify. Such endorsement shall provide that the insurance to the extent of the Bank's interest therein shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance. The borrower shall furnish to the Bank certificates or other evidence satisfactory to the Bank concerning compliance by the Borrower with the foregoing insurance provisions. The Borrower shall advise the Bank of each claim made by the Borrower under any policy of insurance which covers the Collateral and will permit the Bank, at the Bank's option in each instance, to the exclusion of the borrower, to conduct the adjustment of each such claim. Originals of all such policies shall be delivered to and held by the Bank. The Borrower hereby appoints the Bank as the Borrower's attorney to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Bank any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Bank. The Bank shall not be liable on account of any exercise pursuant to said power except for any exercise in actual wilful misconduct and bad faith. The Bank may apply any proceeds of such insurance against the Liabilities whether or not such have matured, in such order of application as the Bank may determine.

         3.11 The Borrower promptly shall pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in the lien upon the assets of the Borrower or by any governmental authority, including without limitation, liens arising in connection with hazardous material, as referenced in Section 3.13, below; properly shall


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exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees pay and timely shall make all contributions and other payments as may be required pursuant to any employee benefit plan now or hereafter established by the Borrower. At its option, the Bank may, but shall not be obligated to pay any taxes, unemployment contributions, and any and all other charges levied upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's employee benefit plan as the Bank, in the Bank's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto.

         3.12 The Borrower is in compliance, and shall hereafter comply with and use its assets in compliance with, all statutes, regulations, ordinances, directives, and orders of any federal, state, municipal, and other governmental authority which has or claims jurisdiction over the Borrower, any of the Borrower's assets, or any person in any capacity under which the Borrower would be responsible for the conduct of such person.

         3.13 (a) The Borrower has never occupied or operated a site or vessel on which any hazardous materials or oil was stored or transported without compliance with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal and other governmental authority which has or claims jurisdiction relative thereto, (site, vessel, and hazardous materials respectively being defined in Mass. Gen Laws Ch. 21E), disposed of, transported, or arranged for the transport of any hazardous material or oil without compliance with all such statutes, regulations, ordinances, directives, and orders, been legally responsible for any release of threat of release of any hazardous material or oil, received notification of any potential or known release or threat of release of any hazardous material or oil from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment containment, or removal of any release or threat of release of any hazardous material or oil from any such site or vessel.

              (b) The Borrower shall not dispose of any hazardous material or oil on any site or vessel occupied or operated by the Borrower; not store on any site or vessel occupied or operated by the Borrower, or transport or arrange for the transport of any hazardous material or oil except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all such statues, regulations, ordinances, directives and orders, take all such action, including, without limitation, the conducting of engineering tests to confirm that no hazardous material or oil is or ever was disposed of on any site or vessel occupied or operated by the Borrower, provide the Bank with written notice, upon the intended storage or transport of any hazardous material or oil by the Borrower, upon the Borrower's obtaining knowledge or notice of any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel occupied or operated by the Borrower, and/or upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by the governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Borrower may be liable.

         3.14 The Borrower shall not sell, offer to sell, lease, or otherwise transfer or dispose of the Collateral or any part thereof or any interest therein, provided, however, the Borrower may use the

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Receivables Collateral and sell or lease the Inventory in the ordinary conduct of the Borrower's business, subject to all provisions hereof.

         3.15     The Borrower shall not:

                  (a) pay any dividend, other than a common stock dividend of the Borrower's own capital stock.

                  (b) own, redeem, retire, purchase or acquire any of the Borrower's capita stock.

                  (c) invest in or purchase any stock or securities or rights to purchase such stock or securities of any corporation or other entity.

                  (d) merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

         3.16 The Borrower shall execute and deliver to the Bank such instruments and shall do all such things from time to time hereafter as the Bank may request to carry into effect the provisions and intent of this Agreement, to protect and perfect the Bank's security interest in any to the Collateral, and to comply with all applicable statutes and laws, and to facilitate the collection and/or enforcement of Receivables Collateral. Contemporaneous with the execution of this Security Agreement, the Borrower shall execute all such instruments as may be required by the Bank with respect to the perfection of the security interests granted herein, including without limitation, financing statements in such form and to be filed in accordance with the provisions of the Uniform Commercial Code in such State or States as the Bank may determine, and applications for notations of the Bank as lien holder, mortgagee, or the like, on such certificates or similar instruments as may have been issued with respect to the Borrower's ownership of one or more items of the Collateral. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to his Section shall be sufficient for filing to perfect the security interest granted herein.

         3.17     The Borrower shall

                  (a)      keep the Collateral in good order and repair.

                  (b) not waste or destroy or suffer the waste or destruction of the Collateral of any part thereof, and

                  (c) not use any of the Collateral in violation of any policy insurance thereon.

         3.18 The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained herein or in any other agreement between Borrower and the Bank.

         3.19 The within representations, covenants, and warranties are in addition to any others, previously, presently, or hereafter made by the Borrower to or with the Bank in any other instrument.

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ARTICLE 4. COLLECTION OF ACCOUNTS, ACCOUNTS RECEIVABLE, CONTRACT RIGHTS AND
           OTHER COLLATERAL

        4.1 At any time and whether or not an Event of Default has occurred hereunder.

                (a) The Bank may notify any of the Borrower's account or contract debtors, either in the name of the Bank or the Borrower, to make payment directly to the Bank or such other address as may be specified by the Bank, and may advise any person of the Bank's security interest in and to the Collateral, and may collect directly from the obligors thereon, all amounts due on account of the Collateral; and

                (b) At the Bank's request, the Borrower will provide written notification to any or all of the Borrower's account or contract debtors concerning the Bank's security interest in the Collateral and will request that such account or contract debtors forward payment thereof directly to the Bank.

        4.2 Upon and after notification to the Borrower from the Bank (whether or not an Event of Default has occurred hereunder and whether or not any notification has been given the Borrower's account debtors pursuant to
Section 4-1, above), the Borrower

                (a) shall hold any proceeds and collection of any of the Collateral in trust for Bank, and shall not commingle such proceeds or collections with any other funds of the Borrower; and

                (b) shall deliver each of the following duly endorsed, assigned or otherwise made payable to the Bank: (i) all such proceeds to the Bank immediately upon the receipt thereof by the Borrower in the identical form received, and (ii) all security or collateral for, guarantees of, letters of credit, trade and bankers' acceptances, and similar letters and instruments in respect of any of the Collateral.

        4.3 The Borrower hereby irrevocably constitutes and appoints the Bank as the borrower's true and lawful attorney, (whether or not an Event of Default has occurred hereunder and whether or not any notification has been given the Borrower's account debtors pursuant to Section 4-1 above), with full power of substitution, to convert the collateral into cash at the sole risk, cost and expense of the Borrower, but for the sole benefit of the Bank. The rights and powers granted the Bank by the within appointment include but are not limited to the right and power to:

                (a) prosecute, defend, compromise, or release any action relating to the Collateral.

                (b) sign change of address forms to change the address to which the Borrower's mail is to be sent as the Bank shall designate; receive and open the Borrower's mail; remove any Collateral therefrom and turnover such mail (other than such collateral), either to the Borrower, or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the borrower whom the Bank determines to be the appropriate person to whom to so turn over such mail;

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                (c) endorse the name of the Borrower in favor of the Bank upon any and all checks, drafts, notes, acceptances, or other items or instruments; signed and endorse the name of the Borrower on, and receive as secured party, any of the collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of a same or different nature relating to the Collateral.

                (d) sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any proof of the claim in bankruptcy against Account Debtors, notices of lien, claims of mechanics liens, or assignments or releases of mechanic lien security the Accounts;

                (e) take all such action as may be necessary to obtain the payment of any letter of credit of which the Borrower is a beneficiary;

                (f) repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower;

                (g) use, license, or transfer any or all General Intangibles of the Borrower.

                (h) sign and file or record any financing or other statement in order to perfect or protect the Bank's security interest in the Collateral.

        4.4 In connection with all powers of attorney included in this Agreement, the borrower hereby grants unto the Bank full power to do any all things necessary or appropriate, in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.

        4.5 The Bank shall not be obligated to do any of the acts or exercise any of the powers authorized herein, but if the Bank elects to do any such act or to exercise any of such powers shall not be accountable for more than it actually receives as a result of such execution of power, and shall not be responsible to the Borrower except for the Bank's actual wilful misconduct and bad faith.

        4.6 All of the powers of attorney set forth in this Agreement shall not be affected by any disability or incapacity suffered by the Borrower and shall survive same. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Bank.

ARTICLE 5.  DEFAULT

         Upon the occurrence of any one or more of the following events therein, ("Events of Default"), any and all Liabilities of the Borrower to the Bank shall become immediately due and payable, at the option of the Bank and without notice or demand. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Bank and the Borrower and instruments, documents, and papers given the Bank by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

        5.1 The failure by the Borrower to pay upon demand (or when due, if not payable on demand) any of the Liabilities.

        5.2 The failure of the Borrower to promptly, punctually, and faithfully perform, discharge, or comply with any of the Liabilities.

        5.3 The determination by the Bank that any representation or warranty heretofore, now, or hereafter made by the Borrower to the Bank, in any document, instrument, agreement or paper was not true or accurate when given.

        5.4 The occurrence of any event such that any indebtedness of the Borrower from any lender other than the Bank could be accelerated, notwithstanding that such acceleration has not taken place.

        5.5 The occurrence of any Event of default under any agreement between the Bank and the Borrower or instrument or paper given the Bank by the Borrower, whether such agreement, instrument or paper now exists or hereafter arises (notwithstanding that the Bank may not have exercised its rights upon default under any such other agreement, instrument or paper).

        5.6 Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Reform Act of 1978 (commonly referred to as the Bankruptcy Code) or any other federal bankruptcy law; the filing of any complaint, application or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of the Borrower; the meeting by the Borrower with a formal or informal creditors' committee; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief or extension for the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

        5.7 The imposition of any lien upon any assets of the Borrower or the entry of any judgment against the Borrower, which lien is not discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its imposition or entry.

        5.8 The occurrence of any event or circumstance with respect to the Borrower such that the Bank deems itself insecure.

        5.9 The entry of any court order which enjoins, restrains, or in any way prevents the Borrower from conducting all or any part of its business affairs in the ordinary course.

        5.10 The service of any process upon the Bank seeking to attach by mesne or trustee process any funds of the Borrower on deposit with the Bank.

        5.11 Any change in the identity, authority, or responsibilities of any person having management or policy authority with respect to the Borrower and/or any direct or indirect change in the ownership of the capital stock of the Borrower from that existing at the execution of this Agreement.

        5.12 The occurrence of any loss, theft, damage, destruction, sale (other than sales in the ordinary course of business) or encumbrance to or of any of the assets of the Borrower.

        5.13 Any act by or against, or relating to the Borrower or its assets pursuant to which any creditor of the Borrower seeks to reclaim or repossess or reclaims or repossesses, all or any portion of the Borrower's assets.

        5.14 The death, termination of existence, dissolution, winding up, or liquidation of the Borrower.

        5.15 The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to the Bank of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), subsidiary, or affiliate of the Borrower, as if such guarantor, endorser, surety, parent, subsidiary, or affiliate were the "Borrower" described therein.

        5.16 The termination of any guaranty by any guarantor of the Liabilities.

ARTICLE 6.      RIGHTS AND REMEDIES UPON DEFAULT

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Bank is provided prior to the occurrence of an Event of Default, the Bank shall have the following Rights and Remedies upon the occurrence of any event of Default.

        6.1 Upon the occurrence of any Event of Default, as described above, and at any time thereafter, the Bank shall have all of the Rights and Remedies of a secured party upon default under the UCC, in addition to which the Bank shall have all of the following Rights and Remedies:

                (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral; and/or

                (b) To take possession of all or any portion of the Collateral; and/or

                (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Bank deems advisable and with or without the taking of possession of any of the Collateral;

                (d) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

        6.2 Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Bank deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Bank's disposition of the collateral. The Bank may conduct any such sale or other disposition of the Collateral upon the Borrower's premises. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Bank shall provide the Borrower with such notice as may be practicable under the circumstances), the Bank shall give the Borrower at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Bank may purchase the Collateral, or any portion of it at any sale held under this Article.

        6.3 In connection with the Bank's exercise of the Bank's rights under this Article, the Bank may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Bank. The Bank shall not be required to remove any of the Collateral from any such premises upon the Bank's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Bank be liable to the Borrower for use of occupancy by the Bank of any premises pursuant to this Article, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Bank's exercise of the Bank's Rights and Remedies.

        6.4 The Borrower hereby grants to the Bank a nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Bank's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

        6.5 Upon the occurrence of any Event of Default, the Bank may require the Borrower to assemble the Collateral and make it available to the Bank at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Bank and Borrower.

        6.6 The rights, remedies, powers, privileges, and discretions of the Bank hereunder therein, (the "Bank's Rights and Remedies") shall be cumulative and non exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Bank in exercising or enforcing any of the Bank's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Bank of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Bank's Rights or Remedies, and no other agreement or transaction, of whatever nature entered into between the Bank and the Borrower at any time, either express or implied, shall preclude any other or further exercise of the Bank's Rights and Remedies. No waiver by the Bank of any of the Bank's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Bank's

Rights and Remedies and all of the Bank's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

ARTICLE 7.  GENERAL

        7.1 Any and all deposits or other sums at any time credited by or due to the Borrower from the Bank or any of its banking or lending affiliates or any bank acting as a participant under or any loan arrangement between the Bank and the Borrower, and any cash, securities, instruments, or other property of the Borrower in the possession of the Bank, or any of its banking or lending affiliates, and any bank acting as a participant under any loan arrangement between the Bank and the Borrower, whether for safekeeping, or otherwise, or in transit to or from the Bank or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Bank's behalf (regardless of the reason the Bank had received the same or whether the Bank has conditionally released the same) shall at all times, constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time whether or not the Liabilities are then due or whether or not other collateral is available to the Bank.

        7.2 (a) The Borrower WAIVES notice of non-payment, demand, presentment, protest, and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

            (b) The Borrower, if entitled to it, WAIVES the right to notice and/or hearing prior to the exercise of the Bank's rights upon default.

        7.3 The Bank shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into possession of the Bank and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Bank's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

        7.4 All notices and other correspondence to the Borrower by the Bank in connection with this Agreement shall be deemed effective upon mailing to the Borrower's address found at beginning of this Agreement, which address may be changed on seven (7) days written notice given the Bank by the Borrower. All notices and other correspondence to the Bank by the Borrower in connection with this Agreement shall be to the Bank's principal office, or as the Bank may otherwise specify from time to time, and shall be sent by certified mail, return receipt requested.

        7.5 This Agreement shall be binding upon the Borrower and the Borrower's heirs, executors, administrators, representatives, successors, and assigns and shall enure to the benefit of the Bank and the Bank's successors and assigns. In the event that the Bank assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Bank hereunder and the Bank shall thereupon be discharged and relieved from its duties and obligations hereunder.

         7.6 Any determination that any provision of this Agreement of any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         7.7 This Agreement and all other instruments executed in connection herewith incorporates all discussions and negotiations between the Borrower and the Bank, either express or implied, concerning the matters included herein and in such other instruments, any custom or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Borrower and the Bank is effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be the Bank, then by a duly authorized officer thereof.

         7.8 The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Bank determines in its sole discretion, any statute, custom, or usage to the contrary notwithstanding. The Borrower shall remain liable to the Bank for any deficiency remaining following such application.

         7.9 The Borrower shall pay on demand all Costs of Collection and all expenses of the Bank in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Borrower and the Bank, whether now existing or hereafter arising, and all other expenses which may be incurred by the Bank in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise with respect to the Liabilities. The Borrower authorizes the Bank to pay all such expenses and, without notice, to charge the same to any account of the Borrower with the Bank.

         7.10 All amounts which the Bank may advance under any of Sections 2.2, 3.8, 3.10, 3.11, and 7.9, above, or otherwise under this Agreement, shall be a Liability, shall be repayable to the Bank with interest at the highest rate charged the Borrower by the Bank, on demand, and may be charged by the Bank to any account which the Borrower maintains with the Bank.

         7.11 This Agreement and all other instruments, documents, and papers which relate thereto which have been or may be hereinafter furnished the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic, aerographic, or similar process, and the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

         7.12 This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts. The Borrower submits itself to the jurisdiction of the Courts of said Commonwealth for all purposes with respect to this Agreement and the Borrower's relationship with the Bank.

         7.13 The Borrower shall indemnify, defend, and hold the Bank harmless of and from any claim brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities, or any other person (as well as from attorneys' fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower). The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Bank in favor of the Borrower.

         7.14 This Agreement shall remain in full force and effect until specifically terminated in writing by a duly authorized officer of the Bank. Such termination by the Bank may be conditioned upon such further indemnifications provided to the Bank by or on behalf of the Borrower as the Bank may request. No termination pursuant to Section 7.14 shall affect the indemnification provided in Section 7.13, above.

         7.15 The failure by the Borrower to perform all and singular the Borrower's obligations hereunder including, without limitation, those included in Sections 3.14, 3.16, 4.1, 4.2, 4.3 and 6.5, above, will result in irreparable harm to the Bank for which the Bank will have no adequate remedy at law. Consequently, such obligations are specifically enforceable by the Bank.

        7.16  It is intended that

              (a) this Agreement take effect as a sealed instrument;

              (b) the security interests created by this Agreement attach to all of the Bank's assets now owned or hereafter acquired which are capable of being subject to a security interest;

              (c) the security interests created by this Agreement secure all Liabilities of the Borrower to the Bank, whether now existing or hereafter arising; and

              (d) all costs and expenses incurred by the Bank in connection with the Bank's relationship(s) with the Borrower shall be borne by the Borrower; and

              (e) the Bank's consent to any action of the Borrower which is prohibited unless such consent is given may be given or related by the Bank in its sole discretion.

         7.17 The Borrower acknowledges having received a copy of the within Agreement.

ATTEST:                           IMPLANT SCIENCES CORPORATION
                                  -----------------------------------
                                         (Borrower)


/s/ Stephen N. Bunker             By: /s/ Anthony J. Armini
------------------------------       -------------------------
                                     Anthony J. Armini, President and Treasurer

Print Name: Stephen N. Bunker     / / United States Trust Company /X/ USTrust
            -----------------

                                   By:  /s/ Frank L. Davis, III
                                       ---------------------------------------
                                        Frank L. Davis, III  Its Vice President

                                    SCHEDULES


The following Schedules to the within Security Agreement are respectively described in the section indicated. Those Schedules in which no information has been inserted shall be deemed to read "No-Exclusions" with respect to EXHIBIT A, "Not Applicable" with respect to EXHIBIT B, and "None" with respect to EXHIBITS, C, D, and E.



                                    EXHIBIT A

              Exceptions to Security Interest Granted (Section 1.4)



                                    EXHIBIT B

         Subsidiaries, Affiliates, and Parent Corporations (Section 3.2)
                  Names and Addresses of Partners (Section 3.3)



                                    EXHIBIT C

                  Trade Names; legal status; etc. (Section 3.4)



                                    EXHIBIT D

                    Other Encumbrances and Liens (Section 3.5)



                                    EXHIBIT E

                             Locations (Section 3.6)

                                   SCHEDULE A
                    Equipment leased from, various companies


                                   SCHEDULE B
                                      None


                                   SCHEDULE C
             Borrower's legal name was changed in 1984 from Procion Corporation to Surface Alloys Corporation and in 1987 from Surface Alloys Corporation to Implant Sciences Corporation.


                                   SCHEDULE D
          Security Interest in equipment leased from various companies


                                   SCHEDULE E
                                      None